                                                                      EXHIBIT 21

                                 AMR CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2001

Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.


                                                                                     STATE OR
                                                                                  SOVEREIGN POWER
NAME OF SUBSIDIARY                                                               OF INCORPORATION
------------------                                                               ----------------
Subsidiaries included in the Registrant's consolidated financial statements

Airline Management Services, Inc.                                                      Delaware
American Airlines, Inc.                                                                Delaware
         AAV Tours LLC                                                                 Delaware
                  Getaway Vacations LLC                                                Delaware
         Admirals Club, Inc. (Massachusetts only)                                      Massachusetts
         AEROSAN S.A. (50%)                                                            Chile
         AEROSAN Airport Services S.A. (50%)                                           Chile
         American Airlines Australian Tours, Inc.                                      Delaware
         American Airlines de Mexico, S.A.                                             Mexico
         American Airlines de Venezuela, S.A.                                          Venezuela
         American Airlines Holding Company, Inc.                                       Delaware
         American Holidays Limited (50/50 AA/AMR)                                      United Kingdom
         American Airlines Overseas Finance, N.V.                                      Neth. Antilles
             AMR Training Group, Inc.                                                  Delaware
         AMR Ventures III, Inc.                                                        Delaware
         ONEworld Management Company Ltd. (34.6%)                                      Northwest Territories
         Texas Aero Engine Services, L.L.C, dba TAESL (50/50 AA/Rolls-Royce)           Delaware
         TWA Airlines LLC
                  TWA Stock Holding Company, Inc.                                      Delaware
                           Trans World PARS, Inc.                                      Delaware
                                    Worldspan, L.P. (26%)                              Delaware
                                                                                       Delaware
Americas Ground Services, Inc.                                                         Delaware
         Aerodespachos Colombia, S.A.                                                  Colombia
         Caribbean Dispatch Services, Ltd.                                             St. Lucia
         Dispatch Services 93, S.A.                                                    Venezuela
         DSA                                                                           Dominican Republic
         International Ground Services, S.A. de C.V.                                   Mexico
         Panama Dispatch                                                               Panama
         Peru Dispatch Company                                                         Peru
AMR/American Airlines Foundation                                                       Texas
American Airlines Center Foundation, Inc.                                              Texas
American Airlines, American Eagle Family Fund, Inc.                                    Texas

                                                                                     STATE OR
                                                                                  SOVEREIGN POWER
NAME OF SUBSIDIARY                                                               OF INCORPORATION
------------------                                                               ----------------
AMR Aircraft Sales & Leasing Company                                                   Delaware
AMR Eagle Holding Corporation       .                                                  Delaware
         American Eagle Airlines, Inc.                                                 Delaware
                  AMR Leasing Corporation                                              Delaware
         AMR Eagle Maintenance Services Group, Inc.                                    Delaware
         Aero Perlas (20%)                                                             Panama
         Eagle Aviation Leasing, Inc.                                                  Delaware
         Eagle Aviation Services, Inc.                                                 Delaware
         Executive Airlines, Inc.                                                      Delaware
AMR Finance, Inc.                                                                      Delaware
AMR Foreign Sales Corporation, Ltd.                                                    Bermuda
AMR Holding Company, Inc.                                                              Delaware
AMR Investment Services, Inc.                                                          Delaware
         American Private Equity Management, LLC                                       Delaware
Avion Assurance Ltd.                                                                   Bermuda
PMA Investment Subsidiary, Inc.                                                        Delaware
SC Investment, Inc.                                                                    Delaware